ARTICLES SUPPLEMENTARY
                                       OF
                        FRANKLIN MUTUAL SERIES FUND INC.


        Franklin Mutual Series Fund Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland as follows:

        FIRST: Under the authority contained in Article V of the Charter of Corporation and Section 2-105 ( c ) of the Maryland General Corporation Law, the Board of Directors of the Corporation has duly increased by four hundred million (400,000,000) shares the aggregate number of shares of authorized but unissued capital stock, par value $.001 per share, of the Corporation by:

                (i) Increasing the aggregate number of shares of stock calssified as Mutual Shares Fund Stock Series from one billion seven hundred million (1,700,000,000) to one billion nine hundred million (1,900,000,000). The additional two hundred million (200,000,000) shares of Mutual shares of Mutual Shares Fund Stock Series shall be designated as "Mutual Discovery Fund - Class R" sub-series of the Mutual Discovery Fund Stock Series.

        SECOND: The shares of (i) the Mutual Shares Fund - Class R sub-series of the Mutual Shares of the Mutual Shares Fund Stock Series, and (ii) the Mutual Discovery Fund - Class R sub-series of the Mutual Discovery Fund Stock Series, shall, in each case, be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to each series of the Corporation's capital stock as provided in Article V of the Corporation's Charter. The above described shares of the Corporation shall also be subject to the terms of numbered paragraph (3) of Article V of the Corporation's Charter which by its terms may be made applicable to a series of the Corporation's capital stock.

        THIRD: The shares of the Mutual Shares Fund- Class R and Mutual Discovery Fund- Class R (each referred to herein as a "Class R share" or the "Class R shares") shall, in each case, represent proportionate interests in the same portfolio of investments as the shares of the existing sub-series (classes) of the applicable series of the Corporation. Each Class R share shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualification, or terms or conditions of redemption, of the existing sub-series (classes) of the applicable series, all as set forth in the Corporation's Charter, except for (i) differences applicable to each existing sub-series as a sub-series, as set forth in the Corporation's Charter; and (ii) for the differences hereinafter set forth:

                (1) The dividends and distributions of investment income and capital gains ("Dividends") with respect to the Class R sub-series of each series shall be in such amounts as may be declared from time to time by the Board of Directors and such Dividends may vary with respect to the other sub-series within the series of capital stock to which the Class R sub-series belongs, to reflect (i) differing allocations of the expenses of the Corporation among the various series of the Corporation's capital stock; (ii) differing allocations of the expenses of each series among each sub-series thereof consistent with the Charter of the Corporation and these Articles Supplementary, and (iii) any resultant difference among the net asset values per share of the various sub-series within a particular series, in each case to such extent and for such purposes as the Board of Director may deem appropriate consistent with the Charter of the Corporation and these Articles of Supplementary. The allocation of investment income and ca pital gains and expenses and liabilities of each such series of the Corporation to the Class R sub-series of the series shall be determined by the Board of Directors in a manner that is consistent with any distribution plan adopted for the Class R sub-series in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") (a "Distribution Plan"), or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the 1940 Act, as it may be amended from time to time ("Multiple Class Plan") in each case as set forth below.

        The assets attributable to the Class R sub-series of each series shall reflect reductions for the expenses related to any Distribution Plan adopted for the sub-series and for any other expenses allocated to the sub-series in accordance with a Multiple Class Plan. Assets attributable to the Class R sub-series of each series shall not, however, reflect reductions for expenses associated with any Distribution Plan adopted for the Class A, Class B or Class C sub-series or any other sub-series of such series subsequently created which shall have an associated Distribution Plan or for any other sub-series specific expenses allocated to the Class A, Class B or Class C sub-series or any other sub-series subsequently created, as set forth in a Multiple Class Plan.

                (2) The net asset values per share of each Class R sub series and the Dividends applicable to Class R sub-series within each series may differ as between the other sub-series within the series as a result of the assets attributable to such sub-series being allocated liabilities specifically attributable to such sub-series and which differ from the liabilities attributable to the other sub-series within the series as described and in the manner contemplated above.

        FOURTH: Immediately prior to the increase of the Corporation's shares pursuant to Article FIRST hereof, the Corporation has the authority to issue 5,950,000,000 shares, of which 1,000,000,000 of the authorized shares are classified as Mutual Shares Fund- Class Z sub-series, par value $.001 per share, 250,000,000 of the authorized shares were classified as the Mutual Shares Fund-Class A sub-series, par value $.001per share, 200,000,000 of the authorized shares are classified as the Mutual Shares Fund- Class B sub-series, par value $.001 per share, 250,000,000 of the authorized shares are classified as the Mutual Shares Fund-Class C sub-series, par value $.001 per share , 500,000,000 of the authorized shares were classified as the Mutual Qualified Fund- Class Z sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Qualified Fund-Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Qualified Fund- Cl ass B sub-series, par value $.001 per share 200,000,000 of the authorized shares are classified as the Mutual Qualified Fund-Class C sub-series, par value $.001 per share, 750,000,000 of the authorized shares are classified as Mutual Beacon Fund-Class Z sub-series, par value $.001 per share 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund-Class C sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Discovery Fund- Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Discovery Fund-Class A sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as Mutual Discover Fund-Class B sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Discovery Fund-Class C sub-series, par value $.001 per share 200,000,000 of the authorized shares are classified as the Mutual European Fund-Class Z sub-series par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund- Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund-Class B sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund-Class C sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Financial Services Fund-Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as Mutual Financial Services Fund-Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Financial Services Fund-Class B sub-series, par value $.001 per share, and 100,000,000 of the authorized shares are classified as the Mutual Financial Services Fund-Class C sub-series, par value $.001 per. The aggregate par value of all the shares of stock of the Corporation a uthorized to be issued is $5,950,000.

        FIFTH: As increased, the total number of shares of capital stock that Corporation has authority to issue is 6,350,000,000, of which 1,000,000,000 of authorized shares are classified as the Mutual Shares Fund-Class Z sub-series, par value $.001 per share,250,000,000 of the authorized shares were classified as Mutual Shares Fund-Class A sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Shares Fund-Class B sub series, par value $.001 per share, 250,000,000 of the authorized shares are classified as Mutual Shares Fund-Class C sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as Mutual Shares Fund-Class R sub-series, par value $.001 per share, 500,000,000 of the authorized shares were classified as the Mutual Qualified Fund-Class Z sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as Mutual Qualified Fund-Class A sub-series, par value $.001 per share, 100,000,000 of the authori zed shares are classified as Mutual Qualified Fund-Class B sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Qualified Fund-Class C sub-series, par value $.001 per share, 750,000,000 of the authorized shares are classified as Mutual Beacon Fund-Class Z sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund-Class A sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as Mutual Beacon Fund-Class B sub-series, par value $.001 per share 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund-Class C sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Discover Fund-Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Discovery Fund-Class A sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as Mutual Discovery Fund-Class B sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Discovery Fund-Class C sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Discovery Fund-Class R sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual European Fund-Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund-Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as Mutual European Fund-Class B sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund-Class C sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as Mutual Financial Services Fund-Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Financial Services Fund-Class A sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Financial Services Fund-Class B sub-series, par value $.001 per share, and 100,000,000 of the authorized shares are classified as the Mutual Financial Services Fund-Class C sub-series, par value $.001 per. The aggregate par value of all the shares of stock of the Corporation authorized to be issued is $6,650,000.

        SIXTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf on this 27th day of December, 2001 by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation and to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.


ATTEST:                                      FRANKLIN MUTUAL SERIES FUND INC.

/S/ BRADLEY TAKAHASHI                           By: /S/ PETER A. LANGERMAN
---------------------                               -----------------------
Bradley Takahashi                                   Peter A. Langerman
Asst. Secretary                                     Chairman of the Board